Exhibit 99.1

Western Digital Contacts:	Hitachi, Ltd. Contacts:
Steve Shattuck	Japan: Yukiaki Ina
WD Press Relations	Hitachi, Ltd.
949.672.7817	+81-3-5208-9323
steve.shattuck@wdc.com	yukiaki.ina.nt@hitachi.com

Bob Blair	Japan: Hajime Kito
WD Investor Relations	Hitachi, Ltd.
949.672.7834	+81-3-5208-9323
robert.blair@wdc.com	hajime.kito.qy@hitachi.com

Hitachi Global Storage Technologies Contact:
U.S.: Jim Pascoe
Hitachi Global Storage Technologies
408.717.7924
james.pascoe@hitachigst.com

Amy Wall
Voce Communications for Hitachi GST
408.483.1699
awall@vocecomm.com
FOR IMMEDIATE RELEASE:
WESTERN DIGITAL TO ACQUIRE HITACHI GLOBAL STORAGE
TECHNOLOGIES
Combination of Hard Drive Companies Will Create Industry’s Broadest
Product Portfolio and a Significant Pool of Resources for Innovation
IRVINE, Calif. and SAN JOSE, Calif. — Mar. 7, 2011 — Western Digital (NYSE: WDC) and Hitachi, Ltd. (NYSE: HIT / TSE:6501) announced today that they have entered into a definitive agreement whereby WD will acquire Hitachi Global Storage Technologies (Hitachi GST), a wholly-owned subsidiary of Hitachi, Ltd., in a cash and stock transaction valued at approximately $4.3 billion. The proposed combination will result in a customer-focused storage company, with significant operating scale, strong global talent and the industry’s broadest product lineup backed by a rich technology portfolio.

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     Under the terms of the agreement, WD will acquire Hitachi GST for $3.5 billion in cash and 25 million WD common shares valued at $750 million, based on a WD closing stock price of $30.01 as of March 4, 2011. Hitachi, Ltd. will own approximately ten percent of Western Digital shares outstanding after issuance of the shares and two representatives of Hitachi will be added to the WD board of directors at closing. The transaction has been approved by the board of directors of each company and is expected to close during the third calendar quarter of 2011, subject to customary closing conditions, including regulatory approvals. WD plans to fund the transaction with a combination of existing cash and total debt of approximately $2.5 billion.
     WD expects the transaction to be immediately accretive to its earnings per share on a non-GAAP basis, excluding acquisition-related expenses, restructuring charges and amortization of intangibles.
     The resulting company will retain the Western Digital name and remain headquartered in Irvine, California. John Coyne will remain chief executive officer of WD, Tim Leyden chief operating officer and Wolfgang Nickl chief financial officer. Steve Milligan, president and chief executive officer of Hitachi GST, will join WD at closing as president, reporting to John Coyne.
     “The acquisition of Hitachi GST is a unique opportunity for WD to create further value for our customers, stockholders, employees, suppliers and the communities in which we operate,” said John Coyne, president and chief executive officer of WD. “We believe this step will result in several key benefits—enhanced R&D capabilities, innovation and expansion of a rich product portfolio, comprehensive market coverage and scale that will enhance our cost structure and ability to compete in a dynamic marketplace. The skills and contributions of both workforces were key considerations in assessing this compelling opportunity. We will be relying on the

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proven integration capabilities of both companies to assure the ongoing satisfaction of our customers and to bring this combination to successful fruition.”
     “This brings together two industry leaders with consistent track records of strong execution and industry outperformance,” said Steve Milligan, president and chief executive officer, Hitachi Global Storage Technologies. “Together we can provide customers worldwide with the industry’s most compelling and diverse set of products and services, from innovative personal storage to solid state drives for the enterprise.”
     Hiroaki Nakanishi, president, Hitachi, Ltd. said, “As the former CEO of Hitachi GST, I always believed in the potential of Hitachi GST to become a larger and more agile company. This is a strategic combination of two industry leaders, both growing and profitable. It provides an opportunity for the new company to increase customer and shareholder value and expand into new markets. Additionally, it is important to us that WD shares common values with Hitachi GST to create a more global company that is well positioned to define a broader role in the evolving storage industry.”
     WD’s exclusive financial adviser on the transaction is Bank of America Merrill Lynch; its lead legal adviser is O’Melveny & Myers LLP. Goldman, Sachs & Co serves as financial adviser to Hitachi, Ltd. and Hitachi GST. Legal advisers to Hitachi, Ltd. and Hitachi GST are Morrison Foerster LLP and Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates, respectively.
Conference Call Information
     WD will be hosting an investment community conference call to discuss today’s announcement to be broadcast live over the Internet today at 6 a.m. PST/9 a.m. EST. The call will be accessible live and on an archived basis via the link below. WD will publish a special

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investor summary sheet regarding this announcement on the investor relations section of its Website.

Audio webcast:	www.westerndigital.com/investor Click on “Conference Calls”

Telephone replay:	888-568-0891 (toll free) +1-402-998-1567 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its advanced technologies are configured into applications for client and enterprise computing, embedded systems and consumer electronics, as well as its own consumer storage and home entertainment products.
     WD was founded in 1970. The company’s storage products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital® and WD® brand names. Visit the Investor section of the company’s Website (www.westerndigital.com) to access a variety of financial and investor information.
About Hitachi, Ltd.
     Hitachi, Ltd., (NYSE: HIT / TSE:6501), headquartered in Tokyo, Japan, is a leading global electronics company with approximately 360,000 employees worldwide. Fiscal 2009 (ended March 31, 2010) consolidated revenues totaled 8,968 billion yen ($96.4 billion). Hitachi will focus more than ever on the Social Innovation Business, which includes information and telecommunication systems, power systems, environmental, industrial and transportation

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systems, and social and urban systems, as well as the sophisticated materials and key devices that support them. For more information on Hitachi, please visit the company’s Website at http://www.hitachi.com.
About Hitachi Global Storage Technologies
     Hitachi Global Storage Technologies (Hitachi GST) develops advanced hard disk drives, enterprise-class solid state drives and innovative external storage solutions and services used to store, preserve and manage the world’s most valued data. Founded by the pioneers of hard drives, Hitachi GST provides high-value storage for a broad range of market segments, including Enterprise, Desktop, Mobile computing, Consumer Electronics and Personal Storage. Hitachi GST was established in 2003 and maintains its U.S. headquarters in San Jose, California. For more information, please visit the company’s Website at http://www.hitachigst.com.
Western Digital Safe Harbor
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements concerning the immediate accretion and other benefits expected from the transaction, the expected timing of the completion of the transaction and management’s anticipated plans and strategies for the combined company. These forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: delays in or failure to obtain any required regulatory approvals with respect to the transaction; failure to consummate or delay in consummating the transaction for other reasons; the possibility that the expected benefits of the transaction may not materialize as expected; failure to successfully integrate the products, R&D capabilities, infrastructure and

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employees of WD and Hitachi GST; and other risks and uncertainties detailed in WD’s filings with the SEC, including WD’s recent Form 10-Q filed with the SEC on Jan. 28, 2011 for the quarter ended Dec. 31, 2010, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. In addition, this press release contains information about a non-GAAP financial measure. Please note that this non-GAAP financial measure excludes acquisition-related expenses, restructuring charges and amortization of intangibles that we expect to incur in connection with the transaction and following the closing of the transaction. Because these items will not be known to us until on or after the closing of the transaction, we are unable to provide information about the most directly comparable GAAP financial measure. The impact of these excluded items will cause the non-GAAP financial measure to differ materially from the comparable GAAP financial measure.
Hitachi, Ltd. Cautionary Statement
     Certain statements found in this document may constitute “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” reflect management’s current views with respect to certain future events and financial performance and include any statement that does not directly relate to any historical or current fact. Words such as “anticipate,” “believe,” “expect,” “estimate,” “forecast,” “intend,” “plan,” “project” and similar expressions which indicate future events and trends may identify “forward-looking statements.” Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from those projected or implied in the “forward-looking statements” and from historical trends.

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Certain “forward-looking statements” are based upon current assumptions of future events which may not prove to be accurate. Undue reliance should not be placed on “forward-looking statements,” as such statements speak only as of the date of this document.
     Factors that could cause actual results to differ materially from those projected or implied in any “forward-looking statement” and from historical trends include, but are not limited to:
• economic conditions, including consumer spending and plant and equipment investments in Hitachi’s major markets, particularly Japan, Asia, the United States and Europe, as well as levels of demand in the major industrial sectors which Hitachi serves, including, without limitation, the information, electronics, automotive, construction and financial sectors;
• exchange rate fluctuations for the yen and other currencies in which Hitachi makes significant sales or in which Hitachi’s assets and liabilities are denominated, particularly against the U.S. dollar and the euro;
• uncertainty as to Hitachi’s ability to access, or access on favorable terms, liquidity or long-term financing;
• uncertainty as to general market price levels for equity securities in Japan, declines in which may require Hitachi to write down equity securities that it holds;
• the potential for significant losses on Hitachi’s investments in equity method affiliates;
• increased commoditization of information technology products and digital media-related products and intensifying price competition for such products, particularly in the Components & Devices and the Digital Media & Consumer Products segments;
• uncertainty as to Hitachi’s ability to continue to develop and market products that incorporate new technology on a timely and cost-effective basis and to achieve market acceptance for such products;

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• rapid technological innovation;
• the possibility of cost fluctuations during the lifetime of or cancellation of long-term contracts, for which Hitachi uses the percentage-of-completion method to recognize revenue from sales;
• fluctuations in the price of raw materials including, without limitation, petroleum and other materials, such as copper, steel, aluminum and synthetic resins and shortages of materials, parts and components;
• fluctuations in product demand and industry capacity;
• uncertainty as to Hitachi’s ability to implement measures to reduce the potential negative impact of fluctuations in product demand, exchange rates and/or price of raw materials and shortages of materials, parts and components;
• uncertainty as to Hitachi’s ability to achieve the anticipated benefits of its strategy to strengthen its Social Innovation Business;
• uncertainty as to the success of restructuring efforts to improve management efficiency by divesting or otherwise exiting underperforming businesses and to strengthen competitiveness and other cost reduction measures;
• general socio-economic and political conditions and the regulatory and trade environment of countries where Hitachi conducts business, particularly Japan, Asia, the United States and Europe, including, without limitation, direct or indirect restrictions by other nations on imports, or differences in commercial and business customs including, without limitation, contract terms and conditions and labor relations;
• uncertainty as to the success of alliances upon which Hitachi depends, some of which Hitachi may not control, with other corporations in the design and development of certain key products;

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• uncertainty as to Hitachi’s access to, or ability to protect, certain intellectual property rights, particularly those related to electronics and data processing technologies;
• uncertainty as to the outcome of litigation, regulatory investigations and other legal proceedings of which the Company, its subsidiaries or its equity method affiliates have become or may become parties;
• the possibility of incurring expenses resulting from any defects in products or services of Hitachi;
• the possibility of disruption of Hitachi’s operations in Japan by earthquakes or other natural disasters;
• uncertainty as to Hitachi’s ability to maintain the integrity of its information systems, as well as Hitachi’s ability to protect its confidential information and that of its customers;
• uncertainty as to the accuracy of key assumptions Hitachi uses to valuate its significant employee benefit related costs; and
• uncertainty as to Hitachi’s ability to attract and retain skilled personnel.
   The factors listed above are not all-inclusive and are in addition to other factors contained in Hitachi’s periodic filings with the U.S. Securities and Exchange Commission and in other materials published by Hitachi.
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